UNLESS THIS SECURITY (AS DEFINED HEREIN) IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                                  ARISTAR, INC.

                     6.50% SENIOR NOTE DUE NOVEMBER 15, 2003

No. 1                                                         $150,000,000
                                                           CUSIP 040420BB6

         ARISTAR, INC., a Delaware corporation (herein called the "Company", which term shall refer to such Company until a successor corporation shall have become such pursuant to the provisions of the Indenture referred to herein and thereafter "Company" shall mean such successor corporation), for value received, hereby promises to pay to Cede & Co. , or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on November 15, 2003, and to pay interest thereon from November 12, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 15, 1997 and November 15, 1997 in each year, commencing May 15, 1998 at the rate of 6.50% per annum, until the principal hereof is paid or made available for payment.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be (in each case whether or not a Business Day) the April 1 or October 1, as the case may be, next preceding such Interest Payment Date. Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         This security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1997 (herein called the "Indenture"), between the Company and First Union National Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee or trustees under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

         The Securities are not redeemable at the option of the Company prior to Stated Maturity.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (acting as one class). The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in the Indenture, the Company shall be discharged from its obligations with respect to the Securities of any series when (1) with respect to all Outstanding Securities of such series, the Company has deposited or caused to be deposited with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount as will, or (ii) U.S. Government Obligations as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, or
(iii) a combination of (i) and (ii) as will, (in a written opinion with respect to (ii) or (iii) of independent public accountants delivered to the Trustee), be sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date, as the case may be; and (2) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Securities of such series; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all such conditions precedent have been complied with; and (4) the Company has delivered to the Trustee (i) a ruling directed to the Company and the Trustee from the United States Internal Revenue Service to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result thereof and will be subject to Federal income tax as if such option had not been exercised or (ii) an Opinion of Counsel to the same effect and based upon a change in law.

         No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein and in the Indenture provided; subject, however, to the provisions for the discharge of the Company from its obligations under the Securities upon satisfaction of the conditions set forth in the preceding paragraph or in the Indenture.

         As provided in the Indenture, upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with the provisions of the Indenture, the successor corporation formed by such consolidation or into which the predecessor corporation is merged or to which such conveyance, transfer or lease is made shall be substituted for the predecessor corporation with the same effect as if such successor corporation had been named as the Company. Thereafter the predecessor corporation shall be relieved of the performance and observance of all obligations and covenants of the Indenture and the Securities, including but not limited to the obligation to make payment of the principal of (and premium, if any, on) and interest, if any, on all the Securities then

Outstanding, and, in the event of any such conveyance, transfer or lease, may be liquidated and dissolved.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for a like aggregate principal amount and tenor, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and any larger amount that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount and tenor of Securities of this series of a different authorized denomination, upon surrender of the Securities to be exchanged at any such office or agency.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         As provided in the Indenture, no recourse shall be had for the payment of the principal of (or premium, if any, on) or the interest, if any, on this Security, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, direct or indirect stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation (either directly or through the Company or any such successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all liability, if any, of that character against every such incorporator, stockholder, officer and director being by the acceptance hereof, and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                    ARISTAR, INC.


                                                    [SPECIMEN]
                                                    By:
                                                    Senior Vice President

[SEAL]

Attest:



[SPECIMEN]
Assistant Secretary




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated and issued under the within mentioned Indenture.

Dated: November 12, 1997

                                         FIRST UNION NATIONAL BANK, as Trustee



                                         By: [SPECIMEN]
                                            Authorized Signatory

                              --------------------



                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription on this Security, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM --            as tenants in common                 UNIF GIFT MIN ACT
TEN ENT --            as tenants by the
                      entireties with right                 ________________
                      of survivorship and not                      Custodian
                      as tenants in common                             (Cust)
JT TEN --             as joint tenants
                      with right of survivor-
                      ship and not as tenants               _________________
                      in common                                        (Minor)
                                                           Under Uniform Gifts
                                                                  to Minor Act


                                                            __________________
                                                                       (State)


Additional abbreviations may also be used though not in the above list.

                                -----------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE


       [------------]---------------------------------------------------

             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        the within Security of Aristar, Inc. and irrevocably constitutes and appoints_____________________________________________________

to transfer said Security on the books of the within named Company, with full power of substitution in the premises.

Dated: ___________                          ___________________________________


                                                   The   signature   to   this
                                                   assignment  must correspond
                                                   with  the  name as  written
                                                   upon   the   face   of  the
                                                   Security      in      every
                                                   particular          without
                                                   alteration or  enlargement,
                                                   or any change whatsoever.

                                                   Signatures      must     be
                                                   guaranteed  by an "eligible
                                                   guarantor      institution"
                                                   meeting the requirements of
                                                   the   Security   Registrar,
                                                   which requirements  include
                                                   membership or participation
                                                   in  the  Security  Transfer
                                                   Agent   Medallion   Program
                                                   ("STAMP")   or  such  other
                                                   "signature        guarantee
                                                   program"    as    may    be
                                                   determined  by the Security
                                                   Registrar  in addition  to,
                                                   or  in  substitution   for,
                                                   STAMP,  all  in  accordance
                                                   with     the     Securities
                                                   Exchange  Act of  1934,  as
                                                   amended.